Exhibit 10.43.1
ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT
     This Assignment and Assumption of Lease Agreement (“Assignment of Lease”) is made this 17th day of January, 2008, between VALUE CITY DEPARTMENT STORES LLC, an Ohio limited liability company (“Assignor”) having its principal offices located at 3241 Westerville Road, Columbus, Ohio 43224, and DSW SHOE WAREHOUSE, INC., a Missouri corporation (“Assignee”) having its principal offices located at 810 DSW Drive, Columbus, Ohio 43219.
RECITALS
     WHEREAS, Crossings at Hobart-I LLC, an Ohio limited liability company (“Master Landlord”) is the fee owner of certain real property located in the City of Merrillville, State of Indiana, legally described on Exhibit “A” hereto (the “Shopping Center Parcel”);
     WHEREAS, Master Landlord is the landlord under that certain Lease (“Master Lease”) dated as of May 18, 1994, between Master Landlord and Service Merchandise Company, Inc. (“Service Merchandise”) for 50,000 square feet of premises in the Shopping Center Parcel, which premises is a part of the Shopping Center Parcel;
     WHEREAS, Service Merchandise filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code on March 27, 1999. Pursuant to that certain order by the United States Bankruptcy Court for Tennessee, Service Merchandise and Jubilee Limited Partnership, an Ohio limited partnership (“Landlord”) entered into a certain Assignment and Assumption Agreement dated July 2, 2002 (the “Assignment”) in which Service Merchandise assigned to Landlord and Landlord assumed from Service Merchandise all of Service Merchandise’s right, title and interest as tenant under the Master Lease;
     WHEREAS, Landlord and Assignor’s predecessor-in-interest, Value City Department Stores, Inc. (pursuant to the merger dated December 29, 2004) entered into that certain Lease dated August 30, 2002 (the “Lease”) demising to VCDS the premises. The Lease is attached hereto and made a part hereof as Exhibit “C”;
     WHEREAS, Assignor is the Tenant under a certain lease dated August 30, 2002 by and between Assignor and Jubilee Limited Partnership, an Ohio limited liability partnership (“Landlord”) for a portion of the Service Merchandise premises containing approximately 30,000 square feet of real property having approximate dimensions of 120’ x 250’ (the “Premises”); and
     WHEREAS, Assignor licensed to Assignee’s predecessor-in-interest, Shonac Corporation, an Ohio corporation (pursuant to that certain Assignment and Assumption Agreement dated October 23, 2002) certain rights, title and interest of Assignor under the lease with respect to the premises, as provided in the License Agreement (“License”) dated August 30, 2002 (the “Effective Date”);
     WHEREAS, Assignor and Assignee desire to change the legal instrument conveying Assignee’s rights from a License Agreement to an Assignment of Lease Agreement as the parties desire that as of the Effective Date, Assignor assign and Assignee assume all of Assignor’s right, title and interest under the Lease, and that Assignee’s leasehold rights attach to and run with the land, including the Premises, demised to Assignor under the Lease.
AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
1.	Assignment and Assumption: Commencing retroactively as of the Effective Date, Assignor hereby sells, assigns, and conveys to Assignee all of Assignor’s rights, title, and interest under the Lease. Assignee hereby accepts retroactively as of the Effective Date this assignment and agrees to perform all obligations for which the Tenant is responsible under the Lease.

2.	Representations and Warranties: Assignor warrants that the Lease is in full force and effect, that neither Assignor nor Landlord is in breach thereof or in default thereunder, that the Lease has not been modified or amended, except as stated above, and that the Lease is valid and enforceable. Assignor further warrants that except as provided in the License, it has not previously assigned the Lease or sublet the Premises, that its interest in the Lease is unencumbered, and that Assignor has full power and authority to assign its interest under the Lease.

3.	Indemnity: Assignee hereby agrees to indemnify and hold Assignor harmless from all liability, loss, damage, and expense incurred by Assignor as a result of any defaults by Assignee as tenant under the Lease which may have occurred or may occur at any time after the Effective Date of this Agreement.

4.	Termination of License: The parties hereby agree that License shall terminate and be of no force and effect as of the Effective Date as the parties intend that that the terms of this Assignment of Lease agreement shall govern and control the rights and obligations of Assignor and Assignee hereunder commencing retroactively as of the Effective Date.

5.	Counterparts: This Assignment of Lease may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one document.
Signatures and acknowledgements on following pages.

Executed as of the day and year first above written.

Signed and acknowledged in the presence of:	ASSIGNOR: VALUE CITY DEPARTMENT STORES LLC, an Ohio limited partnership
	BY:	/s/ James A. McGrady
		NAME:	James A. McGrady
		TITLE:	Vice President

ASSIGNEE: DSW SHOE WAREHOUSE, INC., a Missouri corporation
	BY:	/s/ William L. Jordan
		NAME:	William L. Jordan
		TITLE:	Vice President and General Counsel

LANDLORD CONSENT:
Landlord hereby acknowledges and consents to the terms of this Assignment of Lease on the terms and conditions described herein and hereby agrees that as of the Effective Date, Assignor is hereby released of all of its obligations as tenant under the Lease and shall have no further liability or obligations arising thereunder.

LANDLORD: JUBILIEE LIMITED PARTNERSHIP, an Ohio limited partnership
BY:	/s/ Benton E. Kraner
	NAME:	Benton E. Kraner
	TITLE:	Senior Vice President